Exhibit 10.8

SERIES F PREFERRED SHARE PURCHASE AGREEMENT

This SERIES F PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on August 5, 2019 by and among:

1.	Zhihu Technology Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Company”),

2.	the Person listed on Schedule I attached hereto,

3.	Zhihu Technology (HK) Limited, a company incorporated under the Laws of Hong Kong (the “HK Subsidiary”),

4.

Zhizhe Sihai (Beijing) Technology Co., Ltd. (智者四海(北京)技术有限公司), a wholly foreign owned enterprise with limited liability incorporated under the Laws of the PRC as a wholly owned subsidiary of the HK Subsidiary (the “Zhizhe Sihai”),

5.

Beijing Zhihu Network Technology Co., Ltd. (北京知乎网技术有限公司), a wholly foreign owned enterprise with limited liability incorporated under the Laws of the PRC as a wholly owned subsidiary of the HK Subsidiary (the “Zhihu Network”, together with Zhizhe Sihai, the “WFOEs” and each a “WFOE”),

6.	Zhizhe Information Technology and Service Chengdu Co., Ltd. (知者信息技术服务成都有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Zhizhe Sihai (“Chengdu Zhihu”),

7.	Chengdu Zhizhe Wanjuan Technology Co., Ltd. (成都知者万卷科技有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Zhizhe Sihai (“Chengdu Zhizhe”),

8.	Beijing Zhihu Technology Co., Ltd. (北京智者天下科技有限公司), a company incorporated under the Laws of the PRC (“Beijing Zhihu”),

9.	Beijing Shishuo Xinyu Technology Co., Ltd. (北京视说新语科技有限公司), a company incorporated under the Laws of the PRC (“Shishuo Xinyu”),

10.	Tianjin Zhizhe Wanjuan Culture Co., Ltd. (天津知者万卷文化有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Beijing Zhihu (“Tianjin Zhizhe”),

11.	Jingzhun Huinong (Beijing) Network Technology Co., Ltd. (精准惠农（北京）网络科技有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Beijing Zhihu (“Jingzhun Huinong”),

12.	Beijing Leimeng Shengtong Culture Development Co., Ltd. (北京雷盟盛通文化发展有限公司), a company incorporated under the Laws of the PRC as a wholly owned subsidiary of Jingzhun Huinong (“Beijing Leimeng”),

13.	each Person listed on Schedule II hereto (each, a “Key Person Entity”, and collectively, the “Key Person Entities”), and

14.	each Person listed on Schedule III hereto.

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Group Companies will collectively engage in the business of operating an online question and answer sharing platform and information sharing mobile applications (the “Principal Business”). The Company seeks capital to grow its Principal Business and, correspondingly, seeks investment from the Series F Investors.

B.

The Series F Investors wish to invest in the Company by subscribing for, and the Company wishes to issue and sell to the Series F Investors, the Series F Preferred Shares pursuant to the terms and subject to the conditions hereof.

C.

The Company desires to issue to Warrant Holder (as defined below) a Warrant (as defined below) to purchase certain number of the Warrant Shares (as defined below) on the terms and conditions set forth in this Agreement.

D.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions.

Except as otherwise defined herein, the following terms shall have the meanings ascribed to them below:

“Accounting Standards” shall mean, with respect to the Group Companies on a consolidated basis and any Group Company other than the Domestic Companies, the IFRS, and, with respect to the Domestic Companies, the PRC GAAP, applied on a consistent basis.

“Action” shall have the meaning as set forth in Section 3.18.

“Affiliate” shall mean, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (i) any shareholder of the Investor, (ii) any of such shareholder’s or Investor’s general partners or limited partners, (iii) the fund manager managing such shareholder or the Series F Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (iv) trusts Controlled by or for the benefit of any such Person referred to in (i), (ii) or (iii).

“Affiliation Relationship” shall have the meaning as set forth in Section 7.18(a).

“Agreement” shall have the meaning as set forth in the preamble.

“Anti-Corruption Laws” shall mean any applicable anti-bribery or anti-corruption law of any jurisdiction in which a Group Company conducts business, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, Hong Kong’s Prevention of Bribery Ordinance, the Criminal Law of the PRC, the PRC Anti-Unfair Competition Law, and the Provisional Regulations on Anti-Commercial Bribery.

“Approved Quota Amount” shall have the meaning as set forth in Section 2.3(iii)(a).

“Associate” shall have the meaning as set forth in Section 7.18.

“Baidu Group” shall have the meaning as set forth in Section 7.22.

“Baidu SPV” shall mean, Fresco Mobile Limited.

“Baidu Online” shall mean, 百度在线网络技术（北京）有限公司.

“Beijing Leimeng” shall have the meaning as set forth in the preamble.

“Beijing Zhihu” shall have the meaning as set forth in the preamble.

“Board” or “Board of Directors” shall mean, the board of directors of the Company.

“Business Day” shall mean, any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong or U.S.

“Charter Documents” shall mean, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Chengdu Zhihu” shall have the meaning as set forth in the preamble.

“Chengdu Zhizhe” shall have the meaning as set forth in the preamble.

“Circular 37” shall mean, the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Overseas Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》) issued by SAFE on July 4, 2014.

“Closing” shall have the meaning as set forth in Section 2.2.

“Company” shall have the meaning as set forth in the preamble.

“Company Bank Account” shall have the meaning as set forth in Section 2.3(ii).

“Company Owned IP” means all Intellectual Property owned by, purported to be owned by, or exclusively licensed to any of the Group Companies, including without limitation all the Registered IPs (as defined in Section 3.8(i)).

“Consent” shall mean, any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” shall mean, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” shall mean, with respect to a Person, the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors or similar governing body of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” shall mean, (x) with respect to Beijing Zhihu, a set of contracts including (i) the Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Zhizhe Sihai and Beijing Zhihu on November 8, 2011 (as amended), (ii) the Equity Interest Pledge Agreement (股权质押协议) entered into by and among Zhizhe Sihai, Beijing Zhihu and the shareholders of Beijing Zhihu on July 23, 2018 (as amended), (iii) the Exclusive Share Option Agreement (独家购股权协议) entered into by and among Zhizhe Sihai, Beijing Zhihu and the shareholders of Beijing Zhihu on July 23, 2018 (as amended), (iv) the Shareholders Voting Rights Proxy Agreement (股权表决委托协议) entered into by and among Zhizhe Sihai, Beijing Zhihu and the shareholders of Beijing Zhihu on July 23, 2018 (as amended), and (v) the Spouse Consent duly signed by relevant spouse of ZHOU Yuan (周源), LI Shenshen (李申申), HUANG Jixin (黄继新), ZHANG Liang (张亮) and LI Dahai (李大海) on November 30, 2016 (as amended); (y) with respect to Shishuo Xinyu, a set of contracts including (i) the Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Zhizhe Sihai and Shishuo Xinyu on May 28, 2019 (as amended), (ii) the Equity Interest Pledge Agreement (股权质押协议) entered into by and among Zhizhe Sihai, Shishuo Xinyu and the shareholders of Shishuo Xinyu on May 28, 2019 (as amended), (iii) the Exclusive Share Option Agreement (独家购股权协议) entered into by and among Zhizhe Sihai, Shishuo Xinyu and the shareholders of Shishuo Xinyu on May 28, 2019 (as amended), (iv) the Shareholders Voting Rights Proxy Agreement (股权表决委托协议) entered into by and among Zhizhe Sihai, Shishuo Xinyu and the shareholders of Shishuo Xinyu on May 28, 2019 (as amended), (v) the Spouse Consent Letter (承诺函) duly signed by relevant spouse of ZHOU Yuan (周源) and LI Dahai (李大海) on May 28, 2019 (as amended).

“Conversion Shares” shall mean, the Ordinary Shares issuable upon conversion of any Shares.

“Deposit” shall have the meaning as set forth in Section 5.13.

“Deposit Agreement” shall have the meaning as set forth in Section 5.13.

“Deposit Provider” shall mean, Baidu Online and/or its assignee(s) under the Deposit Agreement.

“Deposit Receiver” shall have the meaning as set forth in Section 5.13.

“Designated Warrant Holder” shall have the meaning as set forth in Section 2.1(iii).

“Disclosing Party” shall have the meaning as set forth in Section 8.4.

“Disclosure Schedule” shall have the meaning as set forth in Section 3.

“Domestic Company” shall mean each of the WFOEs, Chengdu Zhihu, Chengdu Zhizhe, Beijing Zhihu, Tianjin Zhizhe, Jingzhun Huinong, Beijing Leimeng, Shishuo Xinyu, together with each Subsidiary of any of the foregoing, and “Domestic Companies” refers to all of foregoing companies collectively.

“Eligible Warrant Assignee” shall have the meaning as set forth in Section 2.3(iv)(d).

“Equity Securities” shall mean, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” shall mean, Zhihu Technology Limited 2012 Incentive Compensation Plan and other employee share option schemes or plans (if any) effective as of the date hereof.

“Financial Statements” shall have the meaning as set forth in Section 3.9.

“Financing Terms” shall have the meaning as set forth in Section 8.1.

“FCPA” shall mean, U.S. Foreign Corrupt Practices Act of 1977, as amended from time to time.

“Founder” shall have the meaning as set forth in the Shareholders Agreement.

“Government Official” shall mean, any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Governmental Approvals” shall have the meaning as set forth in Section 3.2(ii).

“Governmental Authority” shall mean, any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company” shall mean, each of the Company, the HK Subsidiary, the Domestic Companies, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“HK Subsidiary” shall have the meaning as set forth in the preamble.

“HKIAC Rules” shall have the meaning as set forth in Section 9.2(i).

“Hong Kong” shall mean, the Hong Kong Special Administrative Region of the PRC.

“IFRS” shall mean, International Financial Reporting Standards.

“Individual” shall mean any party hereto who is a natural person and not a corporate entity.

“Indemnification Agreement” shall mean, the Indemnification Agreement in form and substance as set forth in Exhibit A attached hereto, to be entered into by and among the Company, Kwai and WANG Chen.

“Indemnified Party” shall have the meaning as set forth in Section 10.4(i).

“IPO” shall have the meaning as set forth in the Shareholders Agreement.

“Intellectual Property” shall mean, any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Investor(s)” shall have the same meaning of Series F Investor(s) and Baidu Online.

“Investment Amount” shall have the meaning as set forth in Section 2.1(iii).

“Jingzhun Huinong” shall have the meaning as set forth in the preamble.

“Key Employees” shall mean, the Persons listed on the table attached hereto as Schedule V.

“Key Persons” shall mean ZHOU Yuan (周源), BAI Jie (白洁) with PRC ID No. of ******************, and LI Dahai (李大海) with PRC ID No. of ******************.

“Key Person Entities” shall have the meaning as set forth in Schedule II.

“Kwai” or “Kuaishou” shall mean, Cosmic Blue Investments Limited 廣海投資有限公司.

“Law” or “Laws” shall mean, any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended.

“Lien” shall mean, any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity or otherwise.

“Liquidation Event” shall have the meaning as set forth in the Memorandum and Articles.

“Losses” shall have the meaning as set forth in Section 10.4(i).

“Management Rights Letters” shall mean, the Management Rights Letters in form and substance as set forth in Exhibit B attached hereto, to be entered into by the Company respectively with Kwai and Baidu SPV on or prior to the Closing.

“Material”, with respect to Contracts, shall have the meaning as set forth in Section 3.12.

“Material Adverse Effect” shall mean, any event, occurrence, fact, condition, change or development that has had, has, or could reasonably be expected to have, individually or together with other events, occurrences, facts, conditions, changes or developments, (i) a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), assets or liabilities of the Group taken as a whole or (ii) a material impairment of the ability of any Warrantor to perform its obligations under any Transaction Documents.

“Material Contracts” shall have the meaning as set forth in Section 3.12.

“Memorandum and Articles” shall mean, the seventh amended and restated memorandum of association and the seventh amended and restated articles of association of the Company in form and substance as set forth in Exhibit C attached hereto, to be adopted in accordance with applicable Law on or before the Closing.

“Money Laundering Laws” shall mean, all applicable anti-money laundering laws of all jurisdictions in which a Group Company conducts its business, the rules and regulations thereunder, including all anti-money laundering laws of the PRC, Hong Kong, the U.S., the Cayman Islands, and the United Kingdom.

“Non-Disclosing Parties” shall have the meaning as set forth in Section 8.4.

“Ordinary Shares” shall mean, the Company’s ordinary shares, par value US$0.000125 per share.

“Outbound Investment Approvals” shall have the meaning as set forth in Section 2.3(iii).

“Outbound Investment Notice” shall have the meaning as set forth in Section 2.3(iii)(a).

“Party(ies)” shall have the meaning as set forth in the preamble.

“Person” shall mean, any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” shall mean, the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“PRC GAAP” shall mean, the Corporate Accounting Standards (2014) (企业会计准则(2014)) as promulgated by the Ministry of Finance of the PRC and as amended and in effect from time to time.

“Preferred Directors” shall have the meaning as set forth in the Shareholders Agreement.

“Preferred Shares” shall mean, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series D1 Preferred Shares, the Series E Preferred Shares and the Series F Preferred Shares.

“Principal Business” shall have the meaning as set forth in the recitals.

“Proceeds” shall have the meaning as set forth in Section 7.9.

“Prohibited Person” shall mean, any Person that is (1) a national or resident of, or incorporated in any country or territory that is subject to comprehensive embargoes under any Sanctions Laws, (2) included on, or Affiliated with any Person listed on any United States or other sanctions-related restricted party list (including the List of Specially Designated Nationals and Blocked Persons by the United States Department of the Treasury’s Office of Foreign Assets Control (OFAC)), or (3) a Person with whom business transactions, including exports and re-exports, would violate Sanctions Laws.

“Purchased Share” shall have the meaning as set forth in Section 2.1(ii).

“Qualified IPO” shall have the meaning as set forth in the Shareholders Agreement.

“Registered IPs” shall have the meaning as set forth in Section 3.8(i).

“Redemption Event” shall have the meaning as set forth in the Memorandum and Articles.

“Re-Issued F-2 Preferred Share” shall have the meaning as set forth in Section 2.3(iii)(c).

“Repayable Deposit Amount” shall have the meaning as set forth in Section 2.3(iv)(a).

“Representatives” shall have the meaning as set forth in Section 3.24(i).

“Restriction Period” shall have the meaning as set forth in Section 7.18(a).

“Public Software” shall mean, any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models.

“SAFE” shall mean, the State Administration of Foreign Exchange of the PRC.

“SAMR” shall mean, the State Administration of Market Regulation of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration of Market Regulation, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

“Sanctions Laws” shall mean all economic or financial sanctions laws, measures or embargoes administered or enforced by the United States (including all sanctions administered by OFAC, and its “Specially Designated Nationals and Blocked Persons” lists), the Cayman Islands, the PRC, Hong Kong, the European Union, the United Nations, the United Kingdom or any other relevant sanctions Governmental Authority.

“Sea & Sandra” shall have the meaning as set forth in Schedule II.

“Securities Act” shall mean, the U.S. Securities Act of 1933, as amended from time to time.

“Series A Preferred Shares” shall mean, the Company’s series A redeemable convertible preferred shares, par value US$0.000125 per share.

“Series B Preferred Shares” shall mean, the Company’s series B redeemable convertible preferred shares, par value US$0.000125 per share.

“Series C Preferred Shares” shall mean, the Company’s series C redeemable convertible preferred shares, par value US$0.000125 per share.

“Series D Preferred Shares” shall mean, the Company’s series D redeemable convertible preferred shares, par value US$0.000125 per share.

“Series D1 Preferred Shares” shall mean, the Company’s series D1 redeemable convertible preferred shares, par value US$0.000125 per share.

“Series E Preferred Shares” shall mean, the Company’s series E redeemable convertible preferred shares, par value US$0.000125 per share.

“Series F Investor(s)” shall mean Kwai, CTG Evergreen Investment XX Limited, Image Frame Investment (HK) Limited and/or Baidu SPV, as applicable.

“Series F-1 Preferred Shares” shall mean, the Company’s series F-1 redeemable convertible preferred shares, par value US$0.000125 per share.

“Series F-2 Preferred Shares” shall mean, the Company’s series F-2 redeemable convertible preferred shares, par value US$0.000125 per share.

“Series F Preferred Shares” shall mean, the Series F-1 Preferred Shares and/or the Series F-2 Preferred Shares, as applicable.

“Shareholders Agreement” shall mean, the Sixth Amended and Restated Shareholders Agreement in form and substance as set forth in Exhibit D attached hereto, to be entered into by and among the Parties on or prior to the Closing.

“Shares” shall mean, the Ordinary Shares and the Preferred Shares.

“Shishuo Xinyu” shall have the meaning as set forth in the preamble.

“Social Insurance” shall mean, any form of social insurance required under applicable Laws, including without limitation, the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

“Statement Date” shall have the meaning as set forth in Section 3.9.

“Subsidiary” shall mean, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Sylvia” shall have the meaning as set forth in Schedule II.

“Tax” shall mean, (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, Social Insurance, tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Return” shall mean, any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Tianjin Zhizhe” shall have the meaning as set forth in the preamble.

“Transaction Documents” shall mean, this Agreement, the Shareholders Agreement, the Memorandum and Articles, the Indemnification Agreement, the Management Rights Letters, the Control Documents, the Warrant, the Deposit Agreement.

“Total Deposit Amount” shall have the meaning as set forth in Section 5.13.

“U.S.” shall mean, the United States of America.

“Warrant” shall have the meaning as set forth in Section 2.1(iii).

“Warrantors” shall mean, collectively, the Group Companies, ZHOU Yuan (周源) and Zhihu BVI.

“Warrant Assignee” shall have the meaning as set forth in Section 2.7.

“Warrant Aggregate Exercise Price” shall have the meaning as set forth in Section 2.1(iii).

“Warrant Exercise Price” shall have the meaning as set forth in Section 2.1(iii).

“Warrant Holder” shall have the same meaning with the Designated Warrant Holder.

“Warrant Per-Share Exercise Price” shall have the meaning as set forth in Section 2.1(iii).

“Warrant Share(s)” shall have the meaning as set forth in Section 2.1(iii).

“WFOE(s)” shall have the meaning as set forth in the preamble.

“Zhihu BVI” shall have the meaning as set forth in Schedule II.

“Zhihu Network” shall have the meaning as set forth in the preamble.

“Zhizhe Sihai” shall have the meaning as set forth in the preamble.

2. Sale and Issuance of the Series F Preferred Shares and Warrant.

2.1 Transaction.

(i) Authorization. Subject to the terms and conditions hereof, on or prior to the Closing, the Company shall have authorized (a) the issuance and sale to the Series F Investors (other than Baidu SPV) of an aggregate of 34,677,872 Series F-1 Preferred Shares (as adjusted by any share split, combination, share dividends, recapitalization or similar transactions), having the rights, preferences and privileges as set forth in the Shareholders Agreement and Memorandum and Articles, (b) the issuance and sale to Baidu SPV of one (1) fully-paid Series F-2 Preferred Share, having the rights, preferences and privileges as set forth in the Shareholders Agreement and Memorandum and Articles, and (c) the reservation of Ordinary Shares for issuance upon conversion of the Series F Preferred Shares.

(ii) Sale and Issuance of Series F Preferred Shares. Subject to the terms and conditions of this Agreement, at the Closing, each of the Series F Investors agrees to, severally and not jointly, subscribe for and purchase, and the Company agrees to issue and sell to such Series F Investor the respective number of Series F Preferred Shares (the “Purchased Share”) at the consideration as set forth opposite such Series F Investor’s name in the column of “Consideration for Purchased Shares” on Schedule III attached hereto.

(iii) Sale and Issuance of the Warrant. Subject to the terms and conditions of this Agreement, in consideration of the provision of the Deposit (as defined below), at the Closing, the Company agrees to issue to Baidu Online (Baidu Online and/or a Warrant Assignee, the “Designated Warrant Holder”) a warrant in the form attached hereto as Exhibit E (the “Warrant”), with respect to the right to purchase 11,985,440 Series F-1 Preferred Shares (as adjusted by any share split, combination, share dividends, recapitalization or similar transactions, the “Warrant Shares”, and each, a “Warrant Share”), at an exercise price of US$12.5152 (as adjusted according to the Warrant, the “Warrant Per-Share Exercise Price”), for each Warrant Share, at an aggregate exercise price of US$150,000,000 (the “Warrant Aggregate Exercise Price” or the “Investment Amount”; part or all of such exercise price, being the “Warrant Exercise Price”).

2.2 Closing. The consummation of the sale, issuance and allotment of the Series F Preferred Shares and the issuance of the Warrant pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than three (3) Business Days after all closing conditions specified in Section 5 and Section 6 hereof have been waived or satisfied (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time and place as the Company and relevant Series F Investors shall mutually agree in writing. The Parties agree to cooperate with each other to have the Closing occur as soon as practically. For the avoidance of doubt, the Closing with respect to the purchase and sale of the Purchased Shares in accordance with this Section 2.2 (excluding the Warrant Shares) is not contingent upon the payment of the Warrant Aggregate Exercise Price.

2.3 Procedure.

(i) Deliveries by the Company at the Closing. At the Closing, in addition to any items the delivery of which is made an express condition to the Series F Investor(s)’ obligations at the Closing pursuant to Section 5, the Company shall deliver to each Series F Investor:

(x) the updated register of members of the Company duly certified by the corporate secretary of the Company, reflecting the issuance and allotment of the Series F Preferred Shares being purchased at the Closing pursuant to Section 2.1;

(y) the updated register of directors of the Company duly certified by the corporate secretary of the Company, evidencing the appointment of a new member of the Board as contemplated herein;

(z) true copy(ies) of duly executed share certificate or certificates (with the original(s) to be delivered to relevant Series F Investor within five (5) Business Days following the Closing) representing the Series F Preferred Shares being issued to and purchased pursuant to Section 2.1, duly signed and sealed for and on behalf of the Company;

(aa) true copies of duly executed legal opinions, issued by Cayman Islands counsel for the Company and PRC counsel for the Company, dated as of the Closing.

At the Closing, the Company shall issue and deliver a copy of the Warrant to the Designated Warrant Holder (with the original(s) to be delivered to the Designated Warrant Holder within five (5) Business Days following the Closing).

(ii) Deliveries by the Series F Investors and Baidu Online at the Closing. Within ten (10) Business Days after the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 5 below and against the delivery of the items (except the original(s) of the Warrant) pursuant to Section 2.3(i) above, (a) each relevant Series F Investor shall, separately but not jointly, fully pay the applicable consideration set forth opposite such Series F Investor’s name on Schedule III attached hereto for the Series F Preferred Shares being purchased by it by wire transfer of immediately available funds in U.S. dollars to an offshore account of the Company (the “Company Bank Account”) provided by the Company in writing prior to the Closing, provided that the Company shall deliver the wire instructions to such Series F Investor at least five (5) Business Days prior to the Closing, (b) Baidu Online shall provide the Total Deposit Amount of the Deposit in immediately available funds to a bank account of the Deposit Receiver designated by the Company, provided that the Company shall deliver the wire instructions to Baidu Online at least five (5) Business Days prior to the Closing.

(iii) Surrender and Re-issuance of the Purchased Share; Exercise of the Warrant. Each of Baidu Online and Baidu SPV shall procure the Designated Warrant Holder to, as soon as possible, submit all necessary documents that are required to complete the requested registrations and filings and to obtain the relevant approvals from the competent Governmental Authorities of the PRC with respect to the outbound direct investment by the Designated Warrant Holder into the Company (all such registrations, filings and approvals, the “Outbound Investment Approvals”). For the avoidance of doubt, the Outbound Investment Approvals shall include all the necessary registrations or procedures that are necessary for the Designated Warrant Holder to remit the relevant investment fund outside of PRC to the Company Bank Account). Without prejudice to the generality of the foregoing, each of Baidu Online and Baidu SPV shall procure that the total investment amount for which the Designated Warrant Holder applies in connection with its investment in the Company through the Outbound Investment Approvals shall be denominated in U.S. dollars and equal to the Investment Amount. Each Party hereby acknowledges that the Designated Warrant Holder may pay the Warrant Aggregate Exercise Price in one or more tranches and apply for Outbound Investment Approvals in respect of each tranche of such payment. In the event the Outbound Investment Approvals in respect of any tranche of the payment for the Warrant Aggregate Exercise Price are obtained:

(a) no later than ten (10) Business Days after obtaining such Outbound Investment Approvals, Baidu Online shall procure that the Designated Warrant Holder shall serve a written notice (the “Outbound Investment Notice”) to the Company and the Deposit Receiver with reasonable details (x) evidencing its procurement of the Outbound Investment Approvals (by attaching copies of the Outbound Investment Approvals); and (y) describing the approved quota amount of outbound direct investment by the Designated Warrant Holder in the Company under such Outbound Investment Approvals which is outstanding at the time of issuance of the Outbound Investment Notice (such approved quota amount set out in the Outbound Investment Notice, the “Approved Quota Amount”), which shall not exceed the Investment Amount.

(b) the Designated Warrant Holder shall be entitled to exercise the Warrant and to receive, and to request the Company to issue, such number of Warrant Shares that equals: (x) the Approval Quota Amount as set out in the relevant Outbound Investment Notice, divided by (y) the Warrant Per-Share Exercise Price, provided that, such Warrant Shares will be issued upon the payment of the relevant Warrant Exercise Price by the Designated Warrant Holder in accordance with the time and manner as prescribed under Section 2.3(iv)(b) below.

(c) in the event that the Warrant is only partially exercised by the Designated Warrant Holder in accordance with Section 2.3(iii)(b) above, Baidu SPV shall be entitled to, at its sole discretion, reserve its Series F-2 Preferred Share, or surrender the Series F-2 Preferred Share held by it to the Company at no consideration and request the Company to simultaneously re-issue one fully-paid Series F-2 Preferred Share (hereinafter the “Re-Issued F-2 Preferred Share”) to the Designated Warrant Holder. For the avoidance of doubt, against the re-issuance of the Re-Issued F-2 Preferred Share, the surrender of the Series F-2 Preferred Share held by Baidu SPV shall be deemed as the consideration therefor and neither Baidu SPV nor the Designated Warrant Holder needs to pay any further consideration to the Company.

(d) the Company and each other Party undertake to cooperate with and assist, and undertake to procure that each of the then shareholders of the Company to cooperate with and assist in completing, if elected by Baidu SPV, the surrender of the Series F-2 Preferred Share held by Baidu SPV, the re-issuance of the Re-Issued F-2 Preferred Share, and/or the exercise of the Warrant in accordance with terms thereunder, including without limitation, executing any and all necessary agreements and documents to approve such transactions, waiving any pre-emptive right, right of first refusal, anti-dilution rights and any other similar rights.

For the avoidance of doubt, if the Designated Warrant Holder elects to pay the Warrant Aggregate Exercise Price in tranches and obtains the Outbound Investment Approvals in respect of any such tranche, the procedure set forth in Sections 2.3(iii)(a) to (d) shall apply mutatis mutandis.

(iv) Repayment of the Deposit and Warrant Holder’s Payment.

(a) Repayment of the Deposit. Subject to Section 2.3(iv)(c) below, upon receipt of any Outbound Investment Notice, the Deposit Receiver shall, and the Company shall cause the Deposit Receiver to repay the Deposit in an amount (the “Repayable Deposit Amount”) equal to the product of the Total Deposit Amount multiplied by a fraction, i) the numerator of which is the Approved Quota Amount as set out in such Outbound Investment Notice; and ii) the denominator of which is the Investment Amount. The Repayable Deposit Amount shall be repaid as follows:

(x) in the event that the Repayable Deposit Amount is no more than one third (1/3) of the Total Deposit Amount, the Deposit Receiver shall repay the Repayable Deposit Amount to the Deposit Provider, in a lump sum, within two (2) months from receipt of the relevant Outbound Investment Notice; and

(y) in the event that the Repayable Deposit Amount is more than one third (1/3) of the Total Deposit Amount, the Deposit Receiver may choose to (i) repay the Repayable Deposit Amount in a lump sum within six (6) months from receipt of the relevant Outbound Investment Notice; or (ii) repay the Repayable Deposit Amount to the Deposit Provider in instalments, provided that (aa) the amount repaid under each installment shall be no less than one third (1/3) of the Total Deposit Amount except for the last installment the amount of which shall be the total Repayable Deposit Amount minus the aggregate amount repaid under the previous installment(s); and (bb) the first installment should be made within two (2) months from the receipt of the relevant Outbound Investment Notice and the interval between any two installments shall not be longer than two (2) months.

(b) Payment of Warrant Exercise Price. After the Deposit Receiver repays any Repayable Deposit Amount in accordance with Section 2.3(iv)(a), each of Baidu Online and Baidu SPV shall procure that the Designated Warrant Holder shall pay, or cause its designated Affiliate to pay, in U.S. dollars in immediately available funds, relevant Warrant Exercise Price in an amount equal to the product of the Warrant Aggregate Exercise Price multiplied by a fraction, i) the numerator of which is the amount of such Repayable Deposit Amount that has been repaid by the Deposit Receiver, and ii) the denominator of which is the Total Deposit Amount, to the Company Bank Account within ten (10) Business Days after receipt of relevant Repayable Deposit Amount. Upon the afore-mentioned payment of the relevant Warrant Exercise Price, the Company shall (i) issue such number of Series F-1 Preferred Shares to the Designated Warrant Holder as calculated by dividing the Warrant Exercise Price paid by Designated Warrant Holder under this Section 2.3(iv)(b) by Warrant Per-Share Exercise Price, and (ii) deliver to the Designated Warrant Holder (x) a true copy of the Company’s updated register of members of the Company certified by the corporate secretary of the Company, reflecting the Designated Warrant Holder’s ownership of such Series F-1 Preferred Shares, (y) a copy of the share certificate representing the number of such Series F-1 Preferred Shares, and (z) other deliverables set forth in section 3.3 of the Warrant.

(c) If the Designated Warrant Holder fails to pay the Warrant Exercise Price in accordance with Section 2.3(iv)(b), the Company may issue a written notice to the Designated Warrant Holder requesting the immediate payment of the relevant Warrant Exercise Price, and if the Designated Warrant Holder still fails to make the relevant payment within twenty (20) Business Days after receipt of relevant Repayable Deposit Amount, (1) the Company shall be entitled to forfeit the right under the Warrant to purchase such number of Warrant Shares that equals (x) the Warrant Exercise Price that the Designated Warrant Holder fails to pay, divided by (y) the Warrant Per-Share Exercise Price, and (2) if the Company selects not to forfeit the right under the Warrant to purchase such number of Warrant Shares, the Deposit Receiver shall be entitled to suspend repayment of any Repayable Deposit Amount upon receipt of any subsequent Outbound Investment Notice in accordance with Section 2.3(iv)(a), unless and until the Designated Warrant Holder makes payment of the payable Warrant Exercise Price with respect to which the Designated Warrant Holder has failed to pay in accordance with Section 2.3(iv)(b) or equivalent U.S. dollars have been paid to the Company Bank Account by any Person designated or on behalf of such Designated Warrant Holder. For the avoidance of doubt, (1) upon the payment by the Designated Warrant Holder of the payable Warrant Exercise Price with respect to which the Designated Warrant Holder has failed to pay in accordance with Section 2.3(iv)(b) or equivalent U.S. dollars have been paid in accordance with this Section 2.3(iv)(c), the Company shall issue such number of Series F-1 Preferred Shares to and deliver such documents to the Designated Warrant Holder in accordance with Section 2.3(iv)(b) the same way as if the Warrant Exercise Price had been paid in accordance with Section 2.3(iv)(b), (2) the Company’s forfeiture of the right under the Warrant to purchase the relevant Warrant Shares in accordance with the foregoing sentence shall not affect any portion of the Warrant Shares that any Designated Warrant Holder has purchased or are not represented by such unpaid Warrant Exercise Price, and (3) the Deposit Receiver’s right to suspend the repayment of any Repayable Deposit Amount in accordance with the foregoing sentence shall not affect any other obligation of the Deposit Receiver hereunder or under the Deposit Agreement to repay the Deposit.

(d) Nothing set forth under this Section 2.3 shall be interpreted as indicating that the Warrant may only be exercised after the Outbound Investment Approvals are obtained. If the Warrant is assigned by the Designated Warrant Holder to one or more Warrant Assignee(s) (each, an “Eligible Warrant Assignee”) in accordance with the terms thereunder with respect to whom the PRC laws relevant to outbound direct investment are not applicable, then the Eligible Warrant Assignee(s) shall be entitled to exercise all or any portion of the Warrant at any time after the assignment and receive all or portion of the Warrant Shares by paying the Company the Warrant Per-Share Exercise Price for each such Warrant Share in U.S. dollars. If any Eligible Warrant Assignee proposes to exercise the Warrant in accordance with this Section 2.3(iv)(d), it shall serve a written notice of such fact to the Deposit Receiver, which shall set out the number of Warrant Shares it will acquire pursuant to the exercise of the Warrant. After receipt of the foregoing notice, the Deposit Receiver shall repay to the Deposit Provider, the Deposit in Renminbi in an amount equal to the product of the Total Deposit Amount multiplied by a fraction, (x) the numerator of which is such number of the Warrant Shares that is set out in the foregoing written notice, and (y) the denominator of which is the maximum number of Warrant Shares issuable under the Warrant (which shall, for the avoidance of doubt, equal to the Investment Amount, divided by the Warrant Per-Share Exercise Price), as soon as practicable prior to such Eligible Warrant Assignee’s payment of the relevant Warrant Exercise Price and in no event later than two (2) months after the receipt of such notice.

2.4 Accelerated Issuance.

(a) Upon the occurrence of a Redemption Event or a Liquidation Event as defined in the Shareholders Agreement, if any rights, preferences and privileges of the holder of the Series F-2 Preferred Share under the Shareholders Agreement and the Memorandum and Articles cannot be achieved due to the statutory requirements under any applicable laws, Warrant Holder shall be entitled to exercise the portion of Warrant held by it by paying the relevant Warrant Exercise Price in the form of issuing a promissory note at nil consideration, free of any interest, to the Company with a principal amount equal to the Warrant Exercise Price payable by such Warrant Holder (which principal amount shall be adjusted in accordance with the immediate below paragraphs (b) and (c)) and the Company shall issue the Warrant Holder such number of Warrant Shares that equals (x) the relevant Warrant Exercise Price, divided by (y) the Warrant Per-Share Exercise Price. The Parties agree that, upon the issuance of such promissory note, any and all of the afore-mentioned Warrant Shares shall be credited as fully paid and non-assessable and the relevant holder of Series F-1 Preferred Shares shall be entitled to receive the relevant redemption price or liquidation amount that it is entitled to by reason of holding such Series F-1 Preferred Shares in accordance with the Memorandum and Articles.

(b) Sections 12.5 and 12.6 of the Shareholders Agreement shall be applied mutatis mutandis to the payment of the liquidation amount and the redemption price, provided that the U.S. dollars equivalent of the relevant refunding of the Deposit shall be deemed to be the principal amount of the promissory note as provided in Section 2.4(a) (and also the relevant Warrant Exercise Price). Upon the deduction of the principal amount from the relevant redemption price or the liquidation amount, the promissory note shall be deemed as fully paid by the Warrant Holder.

(c) Notwithstanding the above, if the relevant liquidation amount distributable to such Warrant Holder in accordance with the Memorandum and Articles after it receives the Warrant Shares referred to in Section 2.4(a) is less than the principal amount of the promissory note issued by such Warrant Holder to the Company in accordance with Section 2.4(a), the relevant Warrant Exercise Price for acquisition of the foregoing Warrant Shares and the principal amount of such promissory note shall be adjusted and reduced automatically to the relevant liquidation amount distributable to the Warrant Holder, and the Company hereby agrees that the Warrant Holder shall not be obliged to repay any principal amount of the promissory note or Warrant Exercise Price once such amount is set off against the relevant liquidation amount distributable to the Warrant Holder according to the Memorandum and Articles upon any Liquidation Event.

2.5 Early Exercise of Warrant. Notwithstanding anything to the contrary, prior to the Designated Warrant Holder’s procurement of the Outbound Investment Approvals for the entire Investment Amount, upon the Company’s initiating of the procedures for launching an IPO (as defined in the Shareholders Agreement) being duly approved by the Board in accordance with the Shareholders Agreement or immediately upon the second anniversary of the Closing, whichever is earlier, the Designated Warrant Holder shall assign the Warrant to one or more Eligible Warrant Assignees (which Eligible Warrant Assignees shall be approved by the Company in the case of an IPO) and the Eligible Warrant Assignees shall exercise the Warrant to pay the Warrant Exercise Price in U.S. dollars, provided that such assignment shall not affect the IPO in any adverse manner. The Deposit Receiver shall repay to the Deposit Provider, the outstanding amount of the Deposit in Renminbi in accordance with Section 2.3(iv)(d) upon the assignment of the Warrant.

2.6 No Liability. If the Designated Warrant Holder fails to pay any Warrant Exercise Price as a result of the Deposit Receiver’s failure to fully repay the relevant Repayable Deposit Amount in accordance with this Agreement and the Deposit Agreement, the Designated Warrant Holder shall not be held liable for the non-payment of such Warrant Exercise Price. The Company hereby irrevocably waives its first and paramount lien provided in the Memorandum and Articles on any Series F Preferred Shares issued to the Designated Warrant Holder pursuant to Section 2.3(iii) if the Designated Warrant Holder fails to pay the Warrant Exercise Price for such Warrant Shares as a result of the Deposit Receiver’s failure to repay the relevant Repayable Deposit Amount.

2.7 Assignment. Upon any assignment of the Warrant (to the extent not exercised) in part or in full in accordance with the terms of the Warrant, the assignee (the “Warrant Assignee”) shall execute a joinder agreement in form and substance to the reasonable satisfaction of the Company to become a party hereto and, in respect of the portion of the Warrant assigned to it, enjoy and be bound by the rights and obligations under this Agreement applicable to it as a Party, as an Investor and as a Warrant Holder.

3. Representations and Warranties of the Warrantors. Subject to such exceptions as disclosed in the disclosure schedule as attached hereto as Schedule VI (the “Disclosure Schedule”) prepared by the Warrantors to the Series F Investors, each of the Warrantors jointly and severally represents and warrants to the Series F Investors the following statements, which are true, correct, accurate and complete as of the date hereof and will be true, correct, accurate and complete as of the date of the Closing:

3.1 Organization, Good Standing and Qualification. Each Group Company is duly organized and/or incorporated, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would be a Material Adverse Effect. Each Group Company that is a PRC entity has a valid business license issued by the SAMR or its local branch or other relevant Governmental Authorities, and has, since its establishment, carried on its business materially in compliance with the business scope set forth in its business license.

3.2 Consents and Governmental Approvals.

(i) All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of any party thereto (other than the Series F Investors) have been duly obtained or completed (as applicable) and are in full force and effect.

(ii) Each Group Company has all government approvals, licenses, consents, permits, concessions, certificates, authorizations (public or private), registrations, permissions and notices and communications to or with the Governmental Authorities (the “Governmental Approvals”) necessary to carry out its respective business and operations in each relevant jurisdiction. Each of such Governmental Approvals is valid and in full force and effect. None of the Group Companies is in receipt of any letter or notice from any Governmental Authority notifying the revocation of any Governmental Approvals issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by it. In respect of the Governmental Approvals which are subject to periodic renewal, none of the Warrantors has any reason to believe that such requisite renewals will not be timely granted by the relevant Governmental Authorities.

3.3 Capitalization.

(i) Corporate Structure; Subsidiaries. The Company has provided the Series F Investors with a complete structure chart showing Group Companies, and indicating the ownership and business relationships among all Group Companies, the nature of the legal entity which each Group Company constitutes and the jurisdiction in which each Group Company was organized. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. No Key Person participates, renders consulting service to, assists, is concerned with, engaged or interested in, or has participated, rendered consulting service to, assisted, has been concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the Principal Business.

(ii) Company. The authorized share capital of the Company immediately prior to or on the Closing shall be US$50,000 divided into (i) 200,935,685 class A ordinary shares, with par value of US$0.000125 each; (ii) 18,727,592 class B ordinary shares, with par value of US$0.000125 each; (iii) 36,009,602 Series A Preferred Shares, with par value of US$0.000125; (iv) 25,164,697 Series B Preferred Shares, with par value of US$0.000125 each; (v) 27,935,316 Series C Preferred Shares, with par value of US$0.000125 each, (vi) 22,334,525 Series D Preferred Shares, with par value of US$0.000125 each, (vii) 6,947,330 Series D1 Preferred Shares, with par value of US$0.000125 each, (viii) 27,267,380 Series E Preferred Shares, with par value of US$0.000125 each, (ix) 34,677,872 Series F-1 Preferred Shares, with par value of US$0.000125 each, and (x) 1 Series F-2 Preferred Share, with par value of US$0.000125. The capitalization table of the Company prior to the Closing and immediately after the Closing is attached hereto as Schedule IV, in each case reflecting all of the then outstanding and authorized Equity Securities of the Company, and the record and beneficial holders thereof.

(iii) HK Subsidiary. The authorized share capital of the HK Subsidiary is HK$10,000 divided into 10,000 shares of HK$1.00 each, one share of which is issued and outstanding and held by the Company.

(iv) Zhizhe Sihai. The subscribed and contributed registered capital of Zhizhe Sihai is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(v) Zhihu Network. The subscribed and contributed registered capital of Zhihu Network is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(vi) Chengdu Zhihu. The subscribed and contributed registered capital of Chengdu Zhihu is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(vii) Chengdu Zhizhe. The subscribed and contributed registered capital of Chengdu Zhizhe is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(viii) Beijing Zhihu. The subscribed and contributed registered capital of Beijing Zhihu is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(ix) Tianjin Zhizhe. The subscribed and contributed registered capital of Tianjin Zhizhe is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(x) Shishuo Xinyu. The subscribed and contributed registered capital of Shishuo Xinyu is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(xi) Jingzhun Huinong. The subscribed and contributed registered capital of Jingzhun Huinong is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(xii) Beijing Leimeng. The subscribed and contributed registered capital of Beijing Leimeng is set forth on Section 3.3 of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(xiii) Reserved Shares; No Other Securities. The Company has reserved enough Ordinary Shares for issuance upon the conversion of Preferred Shares. Except for (a) the conversion privileges of the Preferred Share, (b) certain rights provided in the Charter Documents of the Group Companies as currently in effect, and (c) certain rights provided in the Memorandum and Articles and the Shareholders Agreement from and after the Closing, (1) there are no other authorized or outstanding Equity Securities of any Group Company; (2) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal (except to those provided by applicable PRC Laws and for those contemplated by the Control Documents) or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities; and (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written Consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company. Except as set forth in the Shareholders Agreement, the Company has not granted any registration rights or information rights to any other Person, nor is the Company obliged to list, any of the Equity Securities of any Group Companies on any securities exchange. Except as contemplated under the Transaction Documents, there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company.

(xiv) Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued or subscribed for in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts. All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued, are fully paid (or subscribed for) and non-assessable, and are and as of the Closing shall be free of any and all Liens (except for any restrictions under the Transaction Documents and applicable Laws). Except as contemplated under the Transaction Documents, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, or (d) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends or distributions declared, made or paid by each Group Company (if any), and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

(xv) The ordinary shareholders of the Company is set forth on Schedule IV, in which Zhihu BVI is wholly held by ZHOU Yuan (周源), Sylvia is wholly held by BAI Jie (白洁), Sea & Sandra is wholly held by LI Dahai (李大海), Amon Global Ltd. is wholly held by ZHANG Liang (张亮), Besixdouze Limited is wholly held by LI Linda Zhixing, Mohan Global Ltd. is wholly held by LI Shenshen (李申申) and Modern Code Limited is wholly held by SHAO Zhong (邵忠), and to the best knowledge of the Warrantors after due inquiry, the aforementioned Individuals are respectively the legal and beneficiary owners of the 100% equity interests in their relevant holding entities for the Ordinary Shares of the Company and all of the right, title and interest in, to and under such equity interests, which are free and clear of any Liens.

3.4 Charter Documents. The Charter Documents of each Group Company are in the form provided to the Series F Investors. Each Group Company is and has been in compliance with its Charter Documents, and none of the Group Companies has violated or breached any of their respective Charter Documents in any aspects.

3.5 Books and Records. Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements to be prepared in accordance with the Accounting Standards. The register of members and directors (if applicable) of each Group Company is correct. All documents requiring to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Companies is being incorporated have been properly made up and filed.

3.6 Valid Issuance of Shares. The Series F Preferred Shares, when issued, allotted, delivered and paid for in accordance with the terms of this Agreement, for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable Laws and under the Transaction Documents, if any). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Transaction Documents, if any).

3.7 Title; Properties. Each Group Company has good and marketable title to its properties and assets (including lease interests) held in each case subject to no Liens. Each Group Company owns or otherwise has sufficient rights to all its properties and assets (including lease interests) necessary and sufficient to its business as now conducted by such Group Company without any known conflict with or known infringement of the rights of any other Person. With respect to the property and assets it leases, each Group Company is in compliance with such leases and holds valid leasehold interests in such assets free of any Liens or claims of any Person other than the lessors of such property and assets.

3.8 Intellectual Property Rights.

(i) Each Group Company owns or otherwise has sufficient rights to all Intellectual Property necessary and sufficient to its business as now conducted by such Group Company without any known conflict with or known infringement of the rights of any other Person. Section 3.8 of the Disclosure Schedule sets forth a complete and accurate list of all Intellectual Property registered, applied or used by each Group Company. Each of the Intellectual Property as set forth Section 3.8 of the Disclosure Schedule (the “Registered IPs”) is owned by and registered or applied for solely in the name of a Group Company free from any Liens, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied.

(ii) Except as disclosed in Section 3.8 of the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to any Intellectual Property, nor is any of the Group Companies bound by or a party to any options, licenses or agreements of any kind with respect to any Intellectual Property, except, in either case, for end-user, object code, internal-use software license and support/maintenance agreements, and non-disclosure agreements.

(iii) Each Group Company has taken all commercially reasonable security measures to protect the secrecy, confidentiality, and value of all its Intellectual Property required to conduct its business.

(iv) None of the Group Companies has violated, infringed or misappropriated any Intellectual Property rights or any other rights of any other Person. None of the Group Companies has received any communications (oral or written) alleging that any of the Group Companies has violated or, by conducting its business, would violate any of the intellectual property rights of any other person or entity. To the best knowledge of each of the Warrantors, no Person has violated, infringed or misappropriated any Company Owned IP of any Group Company, and no Group Company has given any written or oral notice to any other Person alleging any of the foregoing. No Person has challenged the ownership or use of any Company Owned IP by a Group Company. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

(v) To the best knowledge of the Warrantors, no Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting. No Company Owned IP is the subject of any Lien, license or other Contract granting rights therein to any other Person. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company Owned IP. No Company Owned IP is subject to any proceeding or outstanding governmental order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company Owned IP. No Group Company has (a) transferred or assigned any Company Owned IP; (b) authorized the joint ownership of, any Company Owned IP; or (c) permitted the rights of any Group Company in any Company Owned IP to lapse or enter the public domain.

(vi) All material Intellectual Property conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company. All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property.

(vii) No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company. No software included in any Company Owned IP has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge.

3.9 Financial Statements. The Group have delivered the unaudited and consolidated balance sheet, profit statement and cash flow statement for the Group as of December 31, 2017 and December 31, 2018 respectively and its unaudited consolidated balance sheet, profit statement and cash flow statement dated from January 1, 2019 to March 31, 2019 (the “Statement Date”) (collectively, the “Financial Statements”) to the Series F Investors. The Financial Statements (a) have been prepared in accordance with the books and records of the Group, (b) fairly present in all material respects the financial condition and position of the Group as of the dates indicated therein and the results of operations and cash flows of the Group for the periods indicated therein, and (c) were prepared in accordance with the applicable Accounting Standards applied on a consistent basis throughout the periods involved. The Group Companies have good and marketable title to all assets set forth on the balance sheets of the respective Financial Statements, except for such assets as have been spent, sold or transferred in the ordinary course of business since their respective dates. None of the Group Companies is a guarantor or indemnitor of any indebtedness of any other person or entity. Each Group Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles as required in the jurisdiction where it is incorporated.

3.10 Activities Since Statement Date. Except as contemplated by the Transaction Documents, since the Statement Date, with respect to any Group Company, there has not been:

(i) any change in the assets, liabilities, financial condition or operating results of such Group Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(ii) any change in the contingent obligations of such Group Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

(iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of such Group Company (as presently conducted and as presently proposed to be conducted);

(iv) any waiver of a valuable right or of a debt;

(v) any satisfaction or discharge of any Lien, claim or encumbrance or payment of any obligation by such Group Company, except such satisfaction, discharge or payment made in the ordinary course of business that is not material to the assets, properties, financial condition, operating results or business of such Group Company;

(vi) any change or amendment to a Material Contract or arrangement by which such Group Company or any of its assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(vii) any material change in any compensation arrangement or agreement with any employee or director;

(viii) any sale, assignment or transfer of any proprietary assets or other material intangible assets of such Group Company;

(ix) any resignation or termination of any key officer or employee of such Group Company, including any Key Person;

(x) any mortgage, pledge, transfer of a security interest in, or Lien created by such Group Company, any Key Person or any Key Person Entity, with respect to any of such Group Company’s properties or assets, except Liens for Taxes not yet due or payable;

(xi) any debt, obligation, or liability incurred, assumed or guaranteed by such Group Company individually in excess of US$50,000 or in excess of US$100,000 in the aggregate, unless otherwise approved by the Series F Investors in writing;

(xii) any declaration, setting aside or payment or other distribution in respect of any of such Group Company’s share capital, or any direct or indirect redemption, purchase or other acquisition of any of such share capital by such Group Company;

(xiii) any failure to conduct business in the ordinary course, consistent with such Group Company’s reasonably prudent past practices;

(xiv) any transactions or Contracts with, or loans or financing to, any of its officers, directors or employees, or any members of their immediate families, or any entity Controlled by any of such individuals;

(xv) any other event or condition of any character which could reasonably be expected to have a Material Adverse Effect; or

(xvi) any agreement or commitment by such Group Company or any Key Person or any Key Person Entity to do any of the things described in this Section 3.10.

3.11 Liabilities. Except as disclosed in the Financial Statements, no Group Company has incurred any indebtedness, obligation, or liability (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which any Group Company has otherwise become directly or indirectly liable except for trade or business liabilities incurred in the ordinary course of business.

3.12 Material Contracts. All agreements, Contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations to which a Group Company is a party or by which it is bound that (i) are material to the conduct and operations of its business and properties, (ii) obligate such Group Company to share, license or develop any product or technology (collectively, “Material Contracts”), are disclosed in Section 3.12 of the Disclosure Schedule. For purposes of clause (i) of this Section, “material” shall mean any agreement, Contract, indebtedness, liability, arrangement or other obligation (i) having an aggregate value, cost, liability or amount in excess of US$100,000, (ii) with the term thereof extending for more than one (1) year beyond the date of this Agreement, (iii) containing exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any of the Group Companies’ right to offer or sell products or services in specified areas, during specified periods, or otherwise, (iv) not in the ordinary course of business, (v) transferring or licensing any Intellectual Property to or from any of the Group Companies (other than licenses granted in the ordinary course of business or licenses from commercially readily available “off the shelf” computer software), (vi) involving any provision providing for exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority, (vii) involving the ownership or lease of, title to, use of, or any leasehold with an annual rental exceeding RMB200,000 or other interest in, any real or personal property (except for movable property leases in the ordinary course of business and those involving payments of less than RMB1,000,000), or (viii) is with a Governmental Authority, or sole-source supplier of any material product or service. To the knowledge of the Warrantors, none of the Group Companies is in default or breach under any of the Material Contracts.

3.13 Interested Party Transactions.

(i) Except as otherwise disclosed in Section 3.13(i) of the Disclosure Schedule or in the Financial Statements, none of any Key Person, ZHANG Liang (张亮), HUANG Jixin (黄继新), LI Shenshen (李申申), officer, employee or director of a Group Company or any Affiliate of any such Person have any agreement (whether oral or written), Contract, understanding, proposed transaction (other than (i) the standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the issuance of options to purchase the Company’s Ordinary Shares and the exercise of such options pursuant to ESOP in accordance with applicable Law) with, or is indebted to (or entitled to receive any loan, guaranty or credit from), any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of such Persons (other than for accrued salaries, reimbursable expenses or other standard employee benefits).

(ii) To the Warrantors’ best knowledge, no officer or director of a Group Company has any direct or indirect ownership interest in any Person with which a Group Company or anyone of ZHOU Yuan (周源), ZHANG Liang (张亮), HUANG Jixin (黄继新) and LI Shenshen (李申申) has a business relationship, or any Person that competes with a Group Company.

3.14 Tax Matters. All Tax Returns required to be filed on or prior to the date hereof with respect to each Group Company has been duly and timely filed by such Group Company within the requisite period and completed on a proper basis in accordance with the applicable Laws, and are up to date and correct. All Taxes owed by each Group Company (whether or not shown on every Tax Return) have been paid in full or provision for the payment thereof have been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with the Accounting Standards) have been provided in the audited Financial Statements. Each Group Company has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party. No deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any Tax authority, and, to the knowledge of each Group Company, no dispute relating to any Tax Returns with any such Tax authority is outstanding or contemplated. No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company has taken any action inconsistent with its treatment as a corporation for U.S. federal income tax purposes, including the filing of an election to be classified other than as a corporation.

3.15 Employee Matters. Each Group Company has complied in all material aspects with all applicable employment and labor Laws, including without limitation the applicable PRC Laws pertaining to Social Insurance, and has withheld and reported all amounts required by any applicable Law or any Contract to be withheld and reported with respect to wages, salaries and other payments to employees and is not liable for any arrear of wages, Tax or penalty for failure to comply with any of the foregoing. To the knowledge of the Warrantors, none of the Key Employees intends to terminate their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any Key Employee. Except as otherwise disclosed in Section 3.15 of the Disclosure Schedule, there has not been, and there is not now pending or, to the knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company.

3.16 Insurance. Except as otherwise disclosed in Section 3.16 of the Disclosure Schedule, each Group Company has obtained the insurance coverage of the same types and at the same coverage levels as other similarly situated companies.

3.17 No Conflicts. The execution, delivery and performance of each Transaction Document by each party thereto (other than the Series F Investors) do not, and the consummation by such party of the transactions contemplated thereby will not, result in any violation of, be in conflict with, or constitute a default under any applicable Laws or any provision of its Charter Documents.

3.18 No Adverse Litigation. There are no actions, suits, arbitrations, investigations or administrative proceedings (the “Action”) pending or, to the knowledge of the Warrantors, threatened against the Warrantors or any of its properties, domestic or foreign, with respect to or which could have a material effect on business, properties, assets, financial condition, affairs or prospects of any of the Warrantors. None of the Warrantors is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no Action by any of the Warrantors currently pending or which it intends to initiate.

3.19 Compliance. Each Group Company is and has been in compliance in all material respects with applicable Laws and its Charter Documents, including but not limited to the registration requirement for ZHOU Yuan (周源), LI Shenshen (李申申), ZHANG Liang (张亮), BAI Jie (白洁), LI Dahai (李大海) and SHAO Zhong’s (邵忠) direct or indirect investment in the Group Companies under the Circular 37, and no other registration for ZHOU Yuan (周源), LI Shenshen (李申申), ZHANG Liang (张亮), BAI Jie (白洁), LI Dahai (李大海) and SHAO Zhong’s (邵忠) direct or indirect investment in the Group Companies is required under the Circular 37 and any successor rule or regulation thereof under PRC law. None of the Group Companies has conducted any activity in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business as now conducted or the ownership of its properties in all material respects. Each Group Company has maintained stringent content control mechanisms, including by retaining and providing training to a sufficient number of dedicated personnel, to moderate the user-generated online content of the Group to ensure compliance with the applicable Laws and regulations and safeguard the Group’s business reputation.

3.20 Environmental and Safety Laws. None of the Group Companies is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.21 Exempt Offering. The offer and sale of the Series F Preferred Shares under this Agreement, and the issuance of the Conversion Shares upon conversion thereof are or shall be exempt from the registration requirements and prospectus delivery requirements of the Securities Act, and from the registration or qualification requirements of any other applicable securities Laws and regulations.

3.22 Financial Advisor Fees. Except as otherwise disclosed in Section 3.22 of the Disclosure Schedule, there exists no agreement or understanding between any Group Company and any investment bank or other financial advisor under which any brokerage, placement or other fees relating to this offer or sale of the Series F Preferred Shares shall be paid by any of Group Company.

3.23 No Other Business. The Company was formed solely to acquire and hold an equity interest in the HK Subsidiary, and since its formation has not engaged in any business and has not incurred any liability in the course of its business of acquiring and holding its equity interest in its operating subsidiaries. The HK Subsidiary was formed solely to acquire and hold the equity interest in the WFOEs, and since its formation has not engaged in any business and has not incurred any liability in the course of its business of acquiring and holding its equity interest in its operating subsidiaries. The Domestic Companies are engaged solely in the Principal Business and have no other activities. Neither the Company nor any of its Subsidiaries is engaged in insurance, banking and financial services and public utility businesses.

3.24 Anti-Corruption, Anti-Money Laundering, Absence of Government Interests, and Sanctions Compliance.

(i) Each Warrantor and its Affiliates and its respective directors, officers, managers, employees, agents, affiliates (collectively, the “Representatives”) are and have been in compliance with all applicable Anti-Corruption Laws. Furthermore, no Government Official (i) holds an ownership or other economic interest, direct or indirect, in any of the Group Companies or in the contractual relationship formed by this Agreement, or (ii) serves as an officer, director or employee of any Group Company. Without limiting the foregoing, neither any Group Company nor, any Representative has, directly or indirectly, offered, authorized, promised, condoned, participated in, consummated, or received notice of any allegation of,

(a) the making of any gift or payment of anything of value to any Government Official by any person to obtain any improper advantage, affect or influence any act or decision of any such Government Official, or assist any Group Company in obtaining or retaining business for, or with, or directing business to, any person, or

(b) the taking of any action by any person which (i) would violate the FCPA, if taken by an entity subject to the FCPA, (ii) would violate the U.K. Bribery Act, if taken by an entity subject to the U.K. Bribery Act, or (iii) could reasonably be expected to constitute a violation of any applicable Anti-Corruption Laws, or

(c) the making of any false or fictitious entries in the books or records of any Group Company by any person, or

(d) the using of any assets of any Group Company for the establishment of any unlawful or unrecorded fund of monies or other assets, or the making of any unlawful or undisclosed payment.

(ii) No Group Company or any of its Representatives has ever been found by a Governmental Authority to have violated any Anti-Corruption Laws or securities law or is subject to any indictment or any government investigation with respect to Anti-Corruption Laws. None of the beneficial owners of any share or other interest in any Group Company or the current or former representatives of any Group Company are or were Government Officials.

(iii) The operations of each Group Company are and have been conducted at all times in compliance with applicable Money Laundering Laws. No action, suit, or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Group Company with respect to Money Laundering Laws is pending or threatened.

(iv) No Group Company or any of its Representatives is a Prohibited Person, and no Prohibited Person will be given an offer to become an employee, officer, consultant or director of any Group Company. No Group Company has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person.

3.25 Binding Effect; Enforceability. Each Transaction Document has been duly executed and delivered by ZHOU Yuan (周源), each Key Person, each Key Person Entity and each Group Company (to the extent ZHOU Yuan (周源), such Key Person, such Key Person Entity and such Group Company is a party), constitutes valid and binding obligations of ZHOU Yuan (周源), such Key Person, such Key Person Entity and such Group Company, enforceable against them in accordance with the terms thereof, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.26 Control Documents. Each Warrantor which is a party to the Control Documents has full power, authority and legal right to execute, deliver and perform their respective obligations under each of the Control Documents to which it is a party, and upon the execution of the Control Documents, has authorized, executed and delivered each of the Control Documents to which it is a party, and such obligations constitute valid, legal and binding obligations enforceable against it in accordance with the terms of each of such Control Documents. The execution, delivery and performance of each Control Documents by the parties thereto will not be and is not reasonably expected to (i) result in any violation of the business license, articles of association or other Charter Documents (if applicable) of any Group Company; (ii) result in any violation of or penalty under any PRC Law as in effect as of the date hereof; or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other Contract in effect as of the date hereof and the Closing to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject.

3.27 Status. Each Warrantor who is an Individual hereby represents and warrants to each of the other parties hereto that (i) he or she is not a minor, and is of full age and sound mind; (ii) he or she is a citizen of such nationality, and is resident and domiciled in such locations as set forth against his or her signature to this Agreement; (iii) he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated hereby and under the Transaction Documents; (iv) he or she has been given a copy of the Transaction Documents, is knowledgeable regarding the structure of the transactions contemplated under the Transaction Documents including but not limited to the basis and purpose of each of the Transaction Documents to which he or she is a party and the transactions contemplated thereby and the roles of each of the respective parties thereto, and further acknowledges that the structure of the transactions contemplated under the Transaction Documents and the entry into the related Transaction Documents is reasonable, customary in transactions of this type, is beneficial to such Individual, accords with the intentions and objectives of such Individual and is necessary for the investment by the Investors and the fulfilment of the purposes thereof as described in Transaction Documents; (v) he or she fully understand all of the terms, conditions, restrictions and provisions set forth in Section 7 and Section 10; and (vi) no Individual has been induced to engage in the transactions contemplated under the Transaction Documents nor enter into any Transaction Documents by means of any fraud, manipulation, legal manufacturing, fiction, fabrication or other deceptive means.

3.28 Full Disclosure. The Company has provided the Series F Investors with all the information that the Series F Investors have requested for deciding whether to consummate the transactions contemplated under this Agreement. None of this Agreement, other Transaction Documents or any other statements or certificates or other materials made or delivered, or to be made or delivered, to the Series F Investors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading. No representation or warranty by the Warrantors herein and no information or materials provided to the Series F Investors in connection with its due diligence investigation of any Group Company or the negotiation and execution of this Agreement and other Transaction Documents, taken as a whole, contains any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

4. Representations and Warranties of the Series F Investors. Each Series F Investor hereby, separately but not jointly, represents and warrants to the Company that:

4.1 Organization. Such Series F Investor is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under the Laws of the place of its incorporation or establishment (if applicable).

4.2 Authorization. Such Series F Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it/he/she is a party and to carry out and perform its/his/her obligations thereunder. All action on the part of such Series F Investor necessary for the authorization, execution and delivery of the Transaction Documents to which it/he/she is a party, has been taken or will be taken prior to the Closing.

4.3 Purchase for Own Account. Series F Preferred Shares being purchased by each Series F Investor will be acquired for such Series F Investor’s or its Affiliate’s own account, and not with a view to or in connection with the sale or distribution of any part thereof.

4.4 Restricted Securities. Such Series F Investor understands that the Series F Preferred Shares and the Conversion Shares are restricted securities under the Securities Act, and such Series F Preferred Shares and the Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

4.5 Binding Effect; Enforceability. Each Transaction Document has been duly executed and delivered by such Series F Investor (to the extent such Series F Investor is a party), constitutes valid and binding obligations of such Series F Investor, enforceable against it/him/her in accordance with the terms thereof, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors’ rights generally and to general equitable principles.

5. Conditions of the Series F Investors’ Obligations at the Closing. The obligations of each Series F Investor to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of such Series F Investor on or prior to the Closing, or waiver by such Series F Investor, of the following conditions:

5.1 Representations and Warranties. Each of the representations and warranties of the Warrantors contained in this Agreement shall have been true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

5.2 Authorizations and Waivers. All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by any Warrantor in connection with the consummation of the transactions contemplated by the Transaction Documents shall have been duly obtained and effective as of the Closing. The Group Companies have obtained the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Series F Preferred Shares and the Conversion Shares upon conversion thereof at the Closing.

5.3 Proceedings. All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of each Group Company, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance reasonably satisfactory to the Series F Investors.

5.4 Performance. Each Warrantor shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

5.5 Memorandum and Articles. The Memorandum and Articles shall have been duly adopted by all necessary action of the Board and the shareholders of the Company, and such adoption shall have become effective prior to the Closing with no alternation or amendment as of the Closing, and reasonable evidence thereof shall have been delivered to the Series F Investors. The Memorandum and Articles shall have been duly submitted for filing with the Registry of Companies of the Cayman Islands as of the Closing as evidenced by an email confirmation from the corporate secretary of the Company.

5.6 Transaction Documents. Each of the parties to the Transaction Documents, other than the Series F Investors, shall have executed and delivered such Transaction Documents to the Series F Investors.

5.7 Board of Directors. The Company shall have taken all necessary corporate actions such that effective as of the Closing the Board of Directors shall have consisted of up to fifteen (15) members, including a member designated by Kwai, and reasonable evidence of each of the foregoing shall have been delivered to the Series F Investors.

5.8 Good Standing. The Series F Investors shall have received a certificate of good standing of the Company issued by the Registry of Companies of the Cayman Islands, dated no earlier than ten (10) Business Days prior to the Closing.

5.9 No Material Adverse Effect. There shall have been no Material Adverse Effect since the Statement Date. There shall not be on the date of the Closing any governmental order or any condition imposed under any applicable Law which would, (a) prohibit or restrict (i) the sale and issuance of the Series F Preferred Shares being purchased or (ii) the consummation of the transactions contemplated by this Agreement and other Transaction Documents, (b) subject the Series F Investors to any material penalty or onerous condition under or pursuant to any applicable Law if the Series F Preferred Shares being purchased were to be sold and issued hereunder or (c) restrict the operation of the Principal Business of any Group Company in a manner that would have a Material Adverse Effect.

5.10 Opinion of Counsel. The Series F Investors shall have received from Cayman Islands counsel for the Company and PRC counsel for the Company, legal opinions, dated as of the Closing, in form and substance reasonably satisfactory to the Series F Investors.

5.11 Due Diligence. The Series F Investors shall have completed their legal, financial, and business due diligence investigation of the Group Companies to its reasonable satisfaction.

5.12 Approval of Investment Committee. The Closing shall have been duly approved by an investment committee of each Series F Investor.

5.13 Deposit Agreement. The Company, the Founder (as defined in the Shareholders Agreement) and Zhizhe Sihai (the “Deposit Receiver”) shall have delivered to Baidu Online a performance deposit agreement substantially in the form attached hereto as Exhibit F (the “Deposit Agreement”) duly executed and delivered by ZHOU Yuan (周源), the Company and Zhizhe Sihai, pursuant to which Baidu Online agrees to provide Zhizhe Sihai with a performance deposit (the “Deposit”) in the principal amount of Renminbi equivalent to US$150,000,000 (the “Total Deposit Amount”) on and subject to the terms and conditions thereof.

5.14 Business Cooperation Agreement. With respect to Baidu SPV only, the Company and Baidu SPV or any of their appropriate Affiliate(s) shall have entered into a business cooperation agreement in form and substance satisfactory to both the Company and Baidu SPV.

5.15 Closing Certificate. The Warrantors shall have executed and delivered to the Series F Investors at the Closing a certificate, in form and substance satisfactory to the Series F Investors, dated as of the Closing (i) stating that the conditions specified in this Section 5 (except for the Sections 5.11 and 5.12) have been fulfilled as of the Closing, and (ii) attaching thereto (a) the Charter Documents of the Group Companies as then in effect, and (b) copies of all resolutions approved by the shareholders and boards of directors of each Group Company and each Key Person Entity related to the transactions contemplated hereby.

6. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to consummate the Closing with any Series F Investor under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of such Series F Investor contained in Section 4 shall be true and complete at and as of the date hereof and the Closing.

6.2 Performance. Such Series F Investor shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Series F Investor on or before the Closing.

6.3 Execution of the Transaction Documents. Such Series F Investor shall have executed and delivered to the Company the Transaction Documents to which it is a party.

7. Post-Closing Covenants.

7.1 Filing of the Memorandum and Articles. The Company shall, and ZHOU Yuan (周源) shall cause the Company to obtain the duly filed and stamped Memorandum and Articles within fifteen (15) days following the Closing.

7.2 Amendment to SAFE Registration. If applicable, as soon as practicable after the Closing, each Key Person Entity shall, and the Warrantor shall ensure that any other direct or indirect holder or beneficial owner of any Shares, who is a “Domestic Resident” as defined in Circular 37 and/or other SAFE rules and regulations and is subject to any of the registration or reporting requirements thereof, comply with all reporting and/or registration requirements for the amendments to existing SAFE registrations, and obtain an updated SAFE registration certificate with respect to his/her interest in the Company within the time period required by applicable Laws after the Closing.

7.3 Board of Directors and Charter Documents of Group Company. Upon request of Kwai, (i) the board of directors of each Group Company shall be re-constituted, so that the board of directors of each Group Company shall consist of up to fifteen (15) directors, of which one (1) director shall be designated by Kwai and up to eight (8) shall be designated by ZHOU Yuan (周源); and (ii) the articles of association of each Group Company other than the Company shall be amended to reflect sections 6.2 and 6.3 of the Shareholders Agreement to the Series F Investors’ satisfactory, and the amended and restated articles of association shall be approved and filed, and the ZHOU Yuan (周源) shall cause each such Group Company to complete the approval (if applicable) and filing of such amended and restated articles of association, with the relevant Governmental Authority as soon as possible.

7.4 Change of Business Scope Registration and License Registration. From time to time after the Closing, the Domestic Companies shall duly complete the change of (i) its business scope in its business license to cover the business being conducted by the Domestic Companies and proposed to be conducted by the Domestic Companies at that time, and (ii) the registration items in its permits and licenses to be consistent with its most updated business license, including but not limited to the update of registration items in (a) Publication Business License acquired by Beijing Zhihu, and (b) Value-Added Telecommunications Business (Internet Content Provider) Operating License, Video and Audio-visual Program Distribution License and Audio-visual Program Production License acquired by Beijing Leimeng.

7.5 Intellectual Property Protection. The Group Companies shall establish and maintain appropriate intellectual property protection system to protect the Intellectual Property of the Group Companies. The Group Companies shall, and ZHOU Yuan (周源) and each of the Key Person Entities shall cause the Group Companies to, make best efforts to fully comply with the Laws and regulations in respect of the protection of the Intellectual Property and refrain from interfering the Intellectual Property of others. Without prejudice to the generality of the foregoing:

(a) Each of the Key Persons shall, and shall cause his/her Affiliate to assign and transfer to the applicable Domestic Company any and all his/her or his/her Affiliate’s intellectual properties related to the Group Companies’ Principal Business.

(b) After the Closing, Beijing Zhihu shall register all new trademarks it uses or will use for purpose of the Principal Business in all relevant categories with the competent Governmental Authority.

(c) Each of the Domestic Companies shall, and the Warrantors shall cause each of the Domestic Companies to, make copyright registrations for all software and other copyrights developed and/or used by the Group Companies that are material to the Principal Business as soon as possible, including but not limited to updating the registered information with relevant mobile application stores to register the copyright holder and developer of the software from the name of Beijing Zhihu to Zhizhe Sihai.

7.6 Housing Accumulation Fund Registration. Beijing Zhihu, Chengdu Zhizhe, Tianjin Zhizhe, Jingzhun Huinong, Beijing Leimeng shall complete its housing accumulation fund registration with the relevant Governmental Authority in accordance with the Regulation on the Administration of Housing Accumulation Funds and other applicable Laws as soon as practical after the Closing.

7.7 Labor and Human Resources. The Domestic Companies shall comply with all applicable PRC labor Laws. Without limiting the generality of the foregoing, the Domestic Companies shall from time to time after the Closing, pay Social Insurance for all of its employees in accordance with the Social Insurance Law, the Regulation on the Administration of Housing Accumulation Funds and other applicable Laws.

7.8 Employment Agreement; Confidentiality, Non-compete, and Invention Assignment Agreement. The Group Companies shall cause all of their respective existing and future employees to enter into an employment agreement and a confidentiality, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-solicitation and invention assignment provisions and shall cause all of their respective future key employees to enter into an employment agreement and a confidentiality, non-compete, non-solicitation and invention assignment agreement or an employment agreement containing confidentiality, non-compete, non-solicitation and invention assignment provisions, provided that the terms and conditions of such form agreements shall remain substantially the same as those reviewed and acknowledged by the holders of the Company’s Series F Preferred Shares prior to their subscription of the Company’s Series F Shares.

7.9 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Series F Preferred Shares (the “Proceeds”) for injecting into the WFOEs as increased registered capital of the WFOEs unless otherwise determined by the Board (including the affirmative vote of the director designated by Kwai) and then for purpose of business expansion, customer acquisition, product development, internal management improvement, brand building, working capital, other ordinary business activities of the Group Companies, and other general corporate purposes as approved by the Board (including the affirmative vote of the director designated by Kwai) and shareholders of the Company. The Proceeds shall not be used in the payment of any debts or liabilities of any Group Company (except for those occurred during ordinary course of business) or its subsidiaries or in the repurchase or cancellation of securities held by any shareholders of the Group Companies without the prior written Consent of the Series F Investors. For the avoidance of doubt and without prejudice to the generality of the foregoing, the Proceeds shall not be used in the payment of any borrowed money of any Group Company or for the payment of any debts or liabilities of any Group Company owed to any of the Group Companies’ direct or indirect shareholders or their Affiliates without the prior written consent of the Series F Investors. None of the Group Companies or other Warrantors or their Affiliates will directly or indirectly use the Proceeds from the Investors, or lend, contribute or otherwise make available such Proceeds to any Subsidiary, joint venture partner or other Person for the purpose of funding of facilitating any activities or business of or with any person towards any sales or operations in Cuba, Iran, Libya, Syria, the Democratic People’s Republic of Korea, the Crimea region of Ukraine, or any other country sanctioned by OFAC from time to time or for the purpose of funding any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions Laws. The use of the Investors’ Proceeds will be in compliance with and will not result in the breach of the Sanctions Laws by any Group Company or any officer, employee, director, agent, Affiliate or Person acting on behalf of any Group Companies.

7.10 Business. The business of the Company shall be restricted to the holding of shares or equity interest in the HK Subsidiary. The business of the HK Subsidiary shall be restricted to the holding of shares or equity interest in the WFOEs. The business of each of the Domestic Companies shall be restricted to the business that it is currently conducting within the business scope set forth on their business license or other business approved by the Board in accordance with the Shareholders Agreement and the Memorandum and Articles.

7.11 Compliance by the Group. Each Group Company shall, and each of the other Warrantors shall cause the Group Companies to, at its own expenses, procure necessary permits, approvals and filings with respect to their conducting of business, and to fully comply with all applicable Laws and regulations of the jurisdiction of its incorporation as well as all requirements of the competent Governmental Authorities with respect to their conducting of business, on a continuing basis, including but not limited to applicable PRC Laws relating to its business, personal information/data privacy and protection, Intellectual Property, anti-monopoly, taxation, employment, social welfare and benefits and foreign exchange, telecommunication, advertising, provision of news information service (if applicable), provision of audio and video program (if applicable), and any similar statute or law, rule, regulation, official policy, administrative and procedural requirements interpretation or pronouncement of any Governmental Authority. Each Warrantor shall use its best efforts to cause all shareholders of each Group Company, and any successor entity or controlled Affiliate of any Group Company to, timely complete all required registrations, filings and other procedures with applicable Governmental Authorities (including without limitation, the SAFE) as and when required by applicable Laws and regulations. Each Group Company shall, and each of the other Warrantors shall cause the Group Companies to, maintain stringent content control mechanisms, including by retaining and providing training to a sufficient number of dedicated personnel, to moderate the user-generated online content of the Group to ensure compliance with the applicable Laws and regulations and to safeguard the Group’s business reputation. The Warrantors shall ensure that, each entity described above and its respective shareholders are in compliance with such requirements and will actively cooperate and assist with any repatriation of profits, dividends and other distributions from the WFOEs (or any successor entity) to the Company.

7.12 Validity of Approvals. Each Group Company shall and each of ZHOU Yuan (周源) and Zhihu BVI shall cause each Group Company to at all times maintain the validity of, and comply with all legal and regulatory requirements with respect to, the approvals, permits and filings that it has obtained and shall be obtained after the Closing for the conduct of its business, including but not limited to the following: Beijing Leimeng shall and each of the other Warrantors shall cause Beijing Leimeng to, at all times maintain validity of its License for Publication of Audio-Visual Programs through Information Network and ensure such license is renewed before its expiration.

7.13 Conversion Shares. The Company covenants to at all times reserve sufficient Ordinary Shares or, if the reservation is insufficient, to take all actions necessary to authorize such additional Ordinary Shares, for issuance upon conversion of all Preferred Shares under the Transaction Documents.

7.14 Lock-up. Subject to the terms and conditions hereof, following the Qualified IPO of the Company, the Key Persons and the Key Person Entities, as the principal and management holders of the Ordinary Shares shall be subject to any customary lock-up period to the extent requested by the lead underwriter of securities of the Company in connection with the registration relating to such initial public offering.

7.15 D&O Insurance. Upon the request of any Investor, the Company shall obtain, at a cost no more than the average market price of such insurance, for the Preferred Directors, insurance against liability for negligence, default, breach of duty or breach of trust incurred in the course of discharging his or her duties as director or officer of the Company, including without limitation, director and officer liability insurance in an agreed insured amount.

7.16 Leasehold Registration and Corrections. (i) To the extent necessary to protect the leasehold interest of the Domestic Companies in any leased properties, or (ii) upon request of any Investor and the lead underwriter in an initial public offering, the Domestic Companies shall, and the other Warrantors shall cause the Domestic Companies to register all their current leasehold interests with the competent Governmental Authorities for record, and after the entry into any new lease agreement, register such new leases with the competent Governmental Authorities for record as soon as possible, provided that the relevant landlord shall provide all required cooperation and assistance in terms of such registration. The Domestic Companies shall, and the other Warrantors shall cause the Domestic Companies to, as soon as practical after the Closing use its reasonable best efforts to obtain and provide to Series F Investors the relevant documents evidencing that the lessor is entitled to lease such leasehold interest to such Domestic Companies where the lessor is not the owner of such leasehold interest.

7.17 Registration of Branch Offices of Beijing Zhihu. As soon as practicable and in any event within three (3) months after the Closing, Beijing Zhihu shall and the other Warrantors shall, cause Beijing Zhihu to complete registration of its Shanghai branch office and Guangzhou branch office with the applicable Governmental Authority.

7.18 Non-Compete. The Key Persons acknowledge that the Series F Investors agreed to invest in the Company on the basis of the continued and exclusive services of and devotion and commitment by ZHOU Yuan (周源), BAI Jie (白洁) and LI Dahai (李大海) to the Group Companies, and agree that the Series F Investors should have reasonable assurance of such basis of investment. The Key Persons undertake to the Series F Investors that neither they, any of LI Shenshen (李申申), HUANG Jixin (黄继新), ZHANG Liang (张亮), nor any of their Associates will directly or indirectly:

(a) participate, render consulting service to, assist, be concerned with, engaged or interested in, any business or entity in any manner, directly or indirectly, which is in competition with the business carried on by any Group Company at any time during the Restriction Period so long as such Key Person holds any equity interest in, or is employed by, or serves as a director or officer of, any of the Group Companies (the “Affiliation Relationship”), whichever period is longer, and within two (2) years after the termination of such Affiliation Relationship (together with the period of the Affiliation Relationship, the “Restriction Period”);

(b) during the Restriction Period, solicit in any manner any person who is or has been during the Restriction Period a customer or client of any Group Company for the purpose of offering to such person any goods or services similar to or competing with any of the businesses conducted by any Group Company at any time during the Restriction Period;

(c) during the Restriction Period, solicit or entice away, or endeavor to solicit or entice away, any employee, officer, manager or consultant of any Group Company;

(d) at any time disclose to any person, or use for any purpose, any information concerning the business, accounts, finance, transactions or intellectual property rights of any Group Company or any trade secrets or confidential information of or relating to any of the Group Companies;

(e) at any time hereafter, in relation to any trade, business or company, use a name including the words “Zhihu” or any other words hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company.

During the Restriction Period, in the event that any entity directly or indirectly established or Controlled by the Key Persons, engages or will engage in any business which is the same or similar to or otherwise competes with the business of the Group Companies, the Key Persons shall cause such entity, to disclose any relevant information to the Series F Investors upon request and transfer such lawful business to an Group Company or any subsidiary designated by the Group Companies immediately thereafter.

For purpose of this Agreement, “Associate” means, in relation to an Individual, his spouse, his child or step-child, parent, step-parent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and any person acting under his instructions (pursuant to an agreement or arrangement, formal or otherwise) and any person or entity Controlled by him.

7.19 Anti-Corruption, Anti-Money Laundering, and Sanctions Compliance. The Company covenants that it shall not and shall not permit any of its subsidiaries or Affiliates or any of its or their respective Representatives to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Government Official, in each case, in violation of the applicable Anti-Corruption Laws. The Company further represents that it shall and shall cause each of its subsidiaries and Affiliates to cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective Representatives in violation of the applicable Anti-Corruption Laws. The Company further represents that it shall and shall cause each of its subsidiaries and Affiliates to adopt and maintain systems of internal controls (including, but not limited to, an adequate anti-corruption compliance program, accounting systems, purchasing systems and billing systems) that are sufficient to provide reasonable assurances that violations of the applicable Anti-Corruption Laws will be prevented, detected and deterred. The Company shall, and the Warrantors shall procure that the operations of each Group Company shall, conduct their respective business in compliance with applicable Money Laundering Laws. The Company shall, and the Warrantors shall procure that none of the Group Companies will engage, directly or indirectly, in any other activities that would result in a violation of any of the Sanctions Laws by any Person, including the Investors participating in the issuance and sale of the Purchased Shares. The Company agrees to promptly notify the Investors upon the Company receiving notification of investigations, inquiries, or proceedings, initiated by Governmental Authorities regarding potential violations of Anti-Corruption Laws, Money Laundering Laws, and Sanctions Laws.

7.20 Other Issues in the Disclosure Schedule. As soon as practicable after the Closing, the Warrantors shall, in a manner reasonably acceptable to the Series F Investors, resolve the other issues which are disclosed in the Disclosure Schedule. The covenants under this Section 7.20 shall not preclude, be prejudice to, or otherwise limit in any way, the Warrantors’ indemnification liabilities under Section 10.4 below.

7.21 Further Assurances. Upon the terms and subject to the conditions herein, each Party agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

7.22 Use of Name or Logo of Baidu. Without the prior written consent of Baidu SPV, and whether or not Baidu SPV is then the shareholder of the Company, none of the Parties hereto (excluding Baidu SPV) shall use, publish or reproduce the name, similar names, trademarks or logos of Baidu SPV or any of its Affiliates (collectively the “Baidu Group”), or refer any of the Baidu Group, directly or indirectly, in connection with Baidu Group’s relationship with the Group Companies or otherwise, in each case in any manner, context or format (including without limitation, links to websites, press or news releases, marketing materials, social media or otherwise).

7.23 Use of Name or Logo of Kwai. Notwithstanding any other provision of this Agreement to the contrary, the Parties acknowledge and agree that, without the prior written consent of Kwai, and whether or not Kwai is then shareholder of the Company, the Parties hereto (excluding Kwai) shall not, and shall procure their respective directors, officers, employees, agents, advisors and representatives not to (a) use any name, trademark, tradename, or logo of Kwai or any of its Affiliates, including, without limitation, “Kuaishou”, “Kuai”, “Kwai”, or “快手” and any permutation thereof, in any manner or format (including reference on or links to websites, press releases, etc.), or (b) issue any statement or communication to any third party (other than to their legal, accounting and financial advisors, and other than to directors, officers, employees, members, partners and existing or potential investors or acquirers under a duty of confidentiality) regarding Kwai’s investment in the Company.

7.24 Beijing Leimeng. As soon as practical following the Closing, the Warrantors shall cause Beijing Leimeng to (i) complete the removal of WANG Yifu (王毅夫) as its legal representative in its business license, Video and Audio-visual Program Distribution License, ICP License and other permits and licenses, (ii) complete the changes of the website and domain name in its Video and Audio-visual Program Distribution License from “www.vzuu.com/vzuu.com” to “www.zhihu.com/zhihu.com” operated and owned by Beijing Zhihu, or implement the link from “www.zhihu.com” to “www.vzuu.com” in a compliant way which is acceptable by competent Governmental Authority, (iii) remove from “www.vzuu.com” the contents not related to the Principal Business operated by the Group Companies.

7.25 Governmental Approvals to be obtained. As soon as practical following the Closing, Beijing Zhihu shall, and the other Warrantors shall cause Beijing Zhihu to, (i) submit the application of Internet Publication Service License (网络出版服务许可证) to the competent Governmental Authority with the licensing scope covering, including without limitation, online magazine, online electronic publication and mobile publishing for its Internet publication business, and use its reasonable best efforts to obtain the Internet Publication Service License as soon as possible thereafter, and (ii) complete the change of the business scope in Beijing Zhihu’s business license as well as the business scope as shown in the ICP License (电信与信息服务业务经营许可证) accordingly within thirty (30) days after obtaining the aforementioned licenses and satisfactory evidence thereof shall be delivered to the Series F Investors.

7.26 Review of Marketing Expenses. From time to time after the Closing, the Group Companies shall and ZHOU Yuan (周源) and each of the Key Persons and Key Person Entities shall cause the Group Companies to conduct quarterly review of the marketing expenses, evaluate the effectiveness of each channel and market, and adjust the budget and strategy accordingly, and provide the final reports reflecting the foregoing to the satisfaction of the Series F Investors within twenty (20) Business Days after the end of each quarter.

7.27 Disposition of Investments by Group Companies. As soon as practicable and in any event within twelve (12) months after the Closing, the applicable Group Company shall and the other Warrantors shall cause such Group Company to dispose of its investment to such other Persons to the satisfactory of the Series F Investors, including but not limited to (i) the investment by Beijing Zhihu in Beijing Dianji Hechuang Investment Management Center (Limited Partnership) (北京点极合创投资管理中心), (ii) the investment by Zhizhe Sihai (relevant interest held under the name of third party) in Yajiehui (Beijing) Network Technology Service Co. Limited (亚杰汇（北京）网络科技服务有限公司) and (iii) the investment by the Company in Think Technology Co., Ltd.

8. Confidentiality and Non-Disclosure.

8.1 Disclosure of Terms. The terms and conditions of this Agreement, the other Transaction Documents and all exhibits and schedules attached hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

8.2 Press Releases, Etc. No announcement regarding any confidential information (including the existence of, and terms of this Agreement) shall be made in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public without mutual written consent of both the Company and the Series F Investors.

8.3 Permitted Disclosures. Notwithstanding the foregoing,

(i) any party may disclose confidential information to its Affiliates and its and their respective directors, officers, employees, current or bona fide prospective partners, co-investors, investors, financing sources, transferees, investment bankers, lenders, business partners, accountants, attorneys, representatives or advisors who need to know such information, in each case as any party deems appropriate and only where such Persons or entities are under appropriate nondisclosure obligations; without limiting the generality of the foregoing, the Investors shall be entitled to disclose the confidential information for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investors;

(ii) any party may disclose any confidential information pursuant to any Law, regulation, legal process, subpoena, civil investigative demand (or similar process), order, statute, rule, request or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, governmental, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents);

(iii) the Disclosing Party may disclose any confidential information as required or requested to be disclosed to any Governmental Authority, in each case as such Disclosing Party deems appropriate;

(iv) each Series F Investor and the Company may disclose the Series F Investors’ investments in the Company to third parties or to the public in a press release, conference, advertisement, announcement, professional or trade publication which is mutually agreed by the Series F Investors and the Company in substance; and

(v) any party may disclose confidential information provided that the party providing such confidential information has given its approval in writing.

8.4 Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities Laws and regulations) to disclose the existence of this Agreement or any of the Financing Terms in contravention of the provisions of this Section 8, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact, to the extent such notice is permissible under applicable Laws, so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. The Disclosing Party shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

9.	Governing Law and Dispute Resolution.

9.1 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

9.2 Dispute Resolution.

(i) In the event the parties hereto are unable to settle a dispute between them regarding this Agreement through friendly negotiation, such dispute shall be referred to and finally settled by arbitration in English at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (“HKIAC Rules”) in effect when the arbitration notice is submitted in accordance with the HKIAC Rules, before one arbitrator to be appointed according to the HKIAC Rules.

(ii) Notwithstanding anything in this Agreement or in the HKIAC Rules or otherwise, the arbitration tribunal shall not have the power to award injunctive relief or any other equitable remedy of any kind against any Series F Investor unless such award both (x) is expressly appealable to and subject to de novo review by the courts of Hong Kong, and (y) would not, if upheld, have the effect of impairing, restricting, or imposing any conditions on the right or ability of such Series F Investor or its Affiliates to conduct its respective business operations or to make or dispose of any other investments.

(iii) The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10. Miscellaneous.

10.1 Survival of Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and the Closing for as long as permitted by the applicable Laws, provided that the representations and warranties made herein, except for Sections 3.1, 3.2, 3.3, 3.6, 3.8, 3.9, 3.14 and 3.19, shall survive for a period of three (3) years with respect to ZHOU Yuan (周源).

10.2 Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

10.3 Notices. Any notice required pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule VII (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties given in accordance with this Section 10.3). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.

10.4 Indemnification.

(i) The Warrantors shall, jointly and severally, indemnify, defend and hold harmless each Series F Investor (each, an “Indemnified Party”) from and against any and all Losses arising out of, relating to, connected with or incidental to: (a) any inaccuracy, breach of its representation or warranty in the Transaction Documents, the Financial Statements, or certificate delivered pursuant to this Agreement (including the closing certificate delivered pursuant to Section 5.16), or (b) any failure by it to comply with any covenant or agreement contained in the Transaction Documents or in any other documents or agreements contemplated hereby. The provisions of this Section 10.4 shall survive any termination of this Agreement. As used in this Agreement, “Losses” means all losses, damages, deficiencies, diminution in value, Actions, debts, obligations, interest, penalties, expenses, judgments or settlements of any nature or kind, including without limitation reasonable attorneys’ fees and disbursements, court costs, amounts paid in settlement and expenses of investigation.

(ii) Without limiting the generality of the foregoing, the Warrantors shall jointly and severally indemnify and hold harmless any Indemnified Party from and against any and all Losses arising out of, relating to, connected with or incidental to: (a) any Group Company’s failure to withhold any tax, or pay any tax or Social Insurance in accordance with the applicable Laws; (b) any liability incurred by any Group Company arising out of or in connection with any infringement upon any other person’s Intellectual Properties; (c) any liability incurred by any Group Company resulting from its failure to obtain all approvals, permits, consents, exemptions, licenses and authorizations necessary for the conduct of its business as currently conducted and as contemplated to be conducted, (d) any failure of the Key Persons, the Key Person Entities or other direct or indirect shareholders of the Company who are PRC residents to register and/or update his/her respective holding of equity interest in the Group Companies with SAFE or its competent local counterparts as required under Circular 37 and/or any other applicable SAFE rules and regulations, (e) any liability incurred by any Group Company arising out of or in connection with any Action related to infringement of reputation right and personal information due to any facts or circumstances existing prior to the Closing even if the liability is actually incurred after the Closing, (f) any liability incurred by any Group Company arising out of or in connection with any administrative penalty or liabilities caused by any noncompliance with applicable Laws and regulations existing prior to the Closing even if the liability is actually incurred after the Closing. For the avoidance of doubt, the indemnification referenced in clauses (a) through (f) under this Section 10.4(ii) shall not be prejudiced by or be otherwise subject to any disclosure (in the Disclosure Schedule or otherwise) and shall apply regardless of whether the Warrantors have any actual or constructive knowledge with respect thereto, and in any event ZHOU Yuan (周源)’s indemnification obligation with respect to any underpayment of Social Insurance referenced in clause (a) under this Section 10.4(ii) is secondary to the Group Companies.

(iii) Notwithstanding anything contained herein, each Warrantor shall jointly and severally indemnify at all times and hold harmless each Indemnified Party from and against (i) any Taxes imposed on the Indemnified Party by any Governmental Authority in connection with the transactions contemplated hereunder, and (ii) any Indemnifiable Losses attributable to (x) any Taxes of any Group Company for all taxable periods ending on or before the Closing and the portion through the end of the Closing for any taxable period that includes (but does not end on) Closing, (y) all liability for any Taxes of any other person imposed by any Governmental Authority on any Group Company as a transferee, successor, withholding agent, or accomplice in connection with an event or transaction occurring before the Closing, and (z) all liability for Taxes attributable to any misrepresentation or breach of warranty made in Section 3.14 of this Agreement.

10.5 Fees and Expenses. The Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby (including the fees and expenses incurred by its agents or other intermediaries), and additionally the Company shall pay or reimburse all reasonable costs and expenses (including fees and expenses for lawyers, accountants, auditors, financial advisors, technical consultants and other professions) actually incurred by Baidu Group up to a maximum of US$150,000 in connection therewith and in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and Baidu’s due diligence investigation if the Closing with respect to subscription of Series F Preferred Shares by Baidu Group occurs. The Company shall pay or reimburse all reasonable costs and expenses (including fees and expenses for lawyers, accountants, auditors, financial advisors, technical consultants and other professions) actually incurred by Kwai up to a maximum of US$100,000 in connection therewith and in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and Kwai’s due diligence investigation if the Closing with respect to subscription of Series F Preferred Shares by Kwai occurs.

10.6 Exclusivity. From the date hereof until the Closing, the Warrantors shall not, and they shall not permit any of their Representatives or any Group Company to, issue, sell, or grant any Equity Security unless otherwise pursuant to the Transaction Documents, or directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or approve or authorize any transaction with any Person that would involve an investment in, purchase of shares of, or acquisition of any Group Company or any material assets thereof or would be in substitution or an alternative for or would impede or interfere with the transactions contemplated hereby. The Warrantors shall, and shall cause their Representatives and the other Group Companies to, immediately terminate all existing activities, discussions and negotiations with any third parties with respect to the foregoing, and if any of them hereafter receives any correspondence or communication that constitutes, or could reasonably be expected to lead to, any such transaction they shall immediately give notice thereof (including the third party and the material terms of such transaction) to the Series F Investors.

10.7 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. Any Investor may assign its rights and obligations herein to one or more Affiliates of such Investor without any consent of the other Parties to this Agreement.

10.8 Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.

10.9 Amendments. Any term of this Agreement may be amended, only with the written Consent of the Company and the Series F Investors. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

10.10 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

10.11 Waiver. Any waiver must be in writing and shall be effective only to the extent specifically set forth in such writing. No delay or omission to exercise any right, power or remedy accruing to any Warrantor or the Series F Investors, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such Warrantor or the Series F Investors, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.

10.12 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement and the other Transaction Documents.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, PDF, e-mailed or other electronic copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

10.14 Specific Performance. Each of the Parties hereto acknowledges and agrees that a breach of this Agreement would cause irreparable damage to each Investor and that each Investor will not have an adequate remedy at Law. Therefore, the obligations of the Warrantors under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

10.15 Independent Nature of Investors’ Obligations and Rights. The purchase of the Series F Preferred Shares by each of the Series F Investors at the Closing as set forth in Section 2 shall be a separate and independent transaction and may be consummated or terminated separately and severally in accordance with the terms of this Agreement. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Zhihu Technology Limited

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Director

Zhihu Technology (HK) Limited

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Director

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Beijing Zhihu Technology Co., Ltd. (北京智者天下科技有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Zhizhe Sihai (Beijing) Technology Co., Ltd. (智者四海(北京)技术有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Zhizhe Information Technology and Service Chengdu Co., Ltd. (知者信息技术服务成都有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Beijing Shishuo Xinyu Technology Co., Ltd. (北京视说新语科技有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Tianjin Zhizhe Wanjuan Culture Co., Ltd. (天津知者万卷文化有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Beijing Zhihu Network Technology Co., Ltd. (北京知乎网技术有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Chengdu Zhizhe Wanjuan Technology Co., Ltd. (成都知者万卷科技有限公司)

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Jingzhun Huinong (Beijing) Network Technology Co., Ltd. (精准惠农（北京）网络科技有限公司)

By:	/s/ ZHOU Yuabn
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Beijing Leimeng Shengtong Culture Development Co., Ltd. (北京雷盟盛通文化发展有限公司)

By:	/s/ ZHOU Yuabn
Name:	ZHOU Yuan (周源)
Title:	Authorized Signatory
(Company Seal)

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Zhihu Holdings Inc

By:	/s/ ZHOU Yuan
Name:	ZHOU Yuan (周源)
Title:	Director

ZHOU Yuan (周源)

By:	/s/ ZHOU Yuan

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

BAI Jie (白洁)

By:	/s/ BAI Jie
Name:	BAI Jie (白洁)

Sylvia Global Limited

By:	/s/ BAI Jie
Name:	BAI Jie (白洁)
Title:	Director

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

LI Dahai (李大海)

By:	/s/ LI Dahai
Name:	LI Dahai (李大海)

Sea & Sandra Global Limited

By:	/s/ LI Dahai
Name:	LI Dahai (李大海)
Title:	Director

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Cosmic Blue Investments Limited 廣海投資有限公司

By:	/s/ SU Hua
Name:	SU Hua (宿华)
Title:	Director

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Fresco Mobile Limited

By:	/s/ LIANG Zhixiang
Name:	LIANG Zhixiang (梁志祥)
Title:	Authorized Signatory

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

百度在线网络技术（北京）有限公司

By:	/s/ CUI Shanshan
Name: CUI Shanshan (崔珊珊)
Title: Legal Representative
(Company Seal)

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

CTG Evergreen Investment XX Limited

By:	/s/ XU Xin
Name: XU Xin
Title: Authorized Signatory

Signature Page to Series F Preferred Share Purchase Agreement

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this SERIES F PREFERRED SHARE PURCHASE AGREEMENT on the date first above written.

Image Frame Investment (HK) Limited

By:	/s/ MA Huateng
Name: MA Huateng (马化腾)
Title: Authorized Signatory

Signature Page to Series F Preferred Share Purchase Agreement

SCHEDULE I

	PRC ID No.	Notes
ZHOU Yuan (周源)	******************	CEO

SCHEDULE II

Key Person Entities	Description
Zhihu Holdings Inc (“Zhihu BVI”)	A business company incorporated under the Laws of British Virgin Islands, held by ZHOU Yuan (周源)

Sylvia Global Limited (“Sylvia”)	An international business company incorporated under the Laws of Seychelles held by BAI Jie (白洁)

Sea & Sandra Global Limited (“Sea & Sandra”)	An international business company incorporated under the Laws of Seychelles held by LI Dahai (李大海)

SCHEDULE III

List of the Series F Investors

****************

Designated Warrant Holder

****************

SCHEDULE IV

Capitalization Table of the Company

****************

SCHEDULE V

List of Key Employees

****************

SCHEDULE VI

Disclosure Schedule

SCHEDULE VII

Address for Notices

If to the Group Companies, Key Person Entities and shareholders not otherwise listed below:

Address:	北京市海淀区学院路甲5号768创意园 A座西区3-010，邮编：100083
Tel:	******************
Attention:	******************
Email:	******************

If to Kwai:

Address:	No.6, Shangdi West Road, Haidian District, Beijing, P.R. China
Tel:	******************
Attention:	******************
Email:	******************

If to Baidu Group:

Address:	北京市海淀区上地十街百度大厦F7 AC118
Tel:	******************
Attention:	******************
Email:	******************

If to CTG Evergreen Investment XX Limited:

Address:	Unit 908. Level 9, Cyberport 2, 100 Cyberport Road, Hong Kong (香港数码港道100号数码港2座9楼908室)
Tel:	******************
Attention:	******************
Email:	******************

If to Image Frame Investment (HK) Limited:

c/o Tencent Holdings Limited
Level 29, Three Pacific Place
1 Queen’s Road East
Wanchai, Hong Kong

Attention:	******************
Email:	******************

with a copy to:

Tencent Building, Keji Zhongyi Avenue,
Hi-tech Park, Nanshan District,
Shenzhen 518057, PRC

Attention:	******************
Email:	******************

EXHIBIT A

Form of Indemnification Agreement

EXHIBIT B

Form of Management Rights Letter

EXHIBIT C

Memorandum and Articles

EXHIBIT D

Form of Shareholders Agreement

EXHIBIT E

Form of the Warrant

EXHIBIT F

Form of the Deposit Agreement